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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2005

IAC/INTERACTIVECORP
(Exact name of Registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 West 57th Street, New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Spin-Off Agreements

        On August 9, 2005, IAC/InterActiveCorp ("IAC") completed the spin-off (the "Spin-Off") of Expedia, Inc. ("Expedia"). In connection with the Spin-Off, IAC and Expedia entered into the following agreements (collectively, the "Spin-Off Agreements").

        1.     A Separation Agreement that sets forth the arrangements between IAC and Expedia with respect to the principal corporate transactions necessary to complete the Spin-Off, and a number of other principles governing the relationship between IAC and Expedia following the Spin-Off.

        2.     A Tax Sharing Agreement that will govern the respective rights, responsibilities and obligations of IAC and Expedia after the Spin-Off with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, other taxes and related tax returns.

        3.     An Employee Matters Agreement that will govern a wide range of compensation and benefit issues, including the allocation between IAC and Expedia of responsibility for the employment and benefit obligations and liabilities of each company's current and former employees (and their dependents and beneficiaries).

        4.     A Transition Services Agreement that will govern the provision of transition services from IAC to Expedia.

        A summary of certain important features of the Spin-Off Agreements can be found in Amendment No. 3 to IAC's Registration Statement on Form S-4 (File No. 333-124303) (the "Registration Statement"), which was filed with the Securities and Exchange Commission on June 17, 2005. The section of the Registration Statement entitled "The Spin-Off Proposal—Relationship Between IAC and Expedia after the Spin-Off" beginning on page 50 of the Registration Statement is incorporated by reference into this Form 8-K.

Amended and Restated Governance Agreement

        On August 9, 2005, in connection with the Spin-Off, IAC entered into an Amended and Restated Governance Agreement (the "Governance Agreement") with Liberty Media Corporation ("Liberty") and Barry Diller, the Chief Executive Officer and Chairman of the Board of Directors of IAC.

  Representation of Liberty on the IAC Board of Directors

        Under the terms of the Governance Agreement:

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  Liberty has the right to nominate up to two directors of IAC so long as Liberty beneficially owns at least 33,651,963 equity securities of IAC (so long as Liberty's ownership percentage is at least equal to 15% of the total equity securities of IAC);

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  Liberty has the right to nominate one director of IAC so long as Liberty beneficially owns at least 22,434,642 equity securities of IAC (so long as Liberty owns at least 5% of the total equity securities of IAC); and

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  IAC will use its reasonable best efforts to cause one of Liberty's designees to be a member of a committee of the board of directors of IAC and, to the extent the person designated by Liberty would qualify as a member of the compensation committee of the board of directors of IAC under applicable tax and securities laws and regulations, IAC will seek to have that person appointed to the compensation committee of IAC.

        Pursuant to the terms of the Governance Agreement, IAC will cause each director that Liberty nominates to be included in the slate of nominees recommended by the Board of Directors of IAC to the stockholders of IAC for election as directors at each annual meeting of the stockholders of IAC and will use all reasonable efforts to cause the election of each such director including soliciting proxies in favor of the election of such persons. Liberty has the right to designate a replacement director to the board of IAC in order to fill any vacancy of a director previously designated by Liberty.

  Contingent Matters

        The Governance Agreement lists certain actions that require the prior consent of Liberty and Mr. Diller before IAC can take any such action.

        For so long as:

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  in the case of Liberty, Liberty owns at least 29,912,856 equity securities and at least 5% of the total equity securities of IAC (the "Liberty Condition"); and

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  in the case of Mr. Diller, he owns at least 5,000,000 common shares (including options to purchase common shares, whether or not then exercisable), continues to serve as chief executive officer at IAC and has not become disabled (the "Diller Condition," and together with the Liberty Condition, the "Consent Conditions"), IAC has agreed that, without the prior approval of Liberty and/or Mr. Diller, as applicable, it will not engage in any transaction that would result in Liberty or Mr. Diller having to divest any part of their interests in IAC or any other material assets, or that would render any such ownership illegal or would subject Mr. Diller or Liberty to any fines, penalties or material additional restrictions or limitations.

        In addition, for so long as the Consent Conditions apply, if IAC's "total debt ratio" (as defined in the Governance Agreement) equals or exceeds 4:1 over a twelve-month period, IAC may not take any of the following actions without the prior approval of Liberty and/or Mr. Diller:

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  acquire or dispose of any assets, issue any debt or equity securities, repurchase any debt or equity securities, or incur indebtedness, if the aggregate value of such transaction or transactions (alone or in combination) during any six month period equals 10% or more of IAC's market capitalization;

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  voluntarily commence any liquidation, dissolution or winding up of IAC or any material subsidiary of IAC;

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  make any material amendments to the certificate of incorporation or bylaws of IAC;

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  engage in any line of business other than media, communications and entertainment products, services and programming, and electronic retailing, or other businesses engaged in by IAC as of the date of determination;

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  adopt any stockholder rights plan that would adversely affect Liberty or Mr. Diller, as applicable; or

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  grant additional consent rights to a stockholder of IAC.

  Preemptive Rights

        In the event that IAC issues or proposes to issue any shares of Common Stock or Class B Common Stock (with certain limited exceptions) including shares issued upon exercise, conversion or exchange of options, warrants and convertible securities, Liberty will have preemptive rights that entitle it to purchase a number of common shares so that Liberty will maintain the identical ownership interest in IAC that Liberty had immediately prior to such issuance or proposed issuance (subject to a cap). Any purchase by Liberty will be allocated between Common Stock and Class B Common Stock in the same proportion as the issuance or issuances giving rise to the preemptive right, except to the extent that Liberty opts to acquire shares of Common Stock in lieu of shares of Class B Common Stock.

  Registration Rights

        Liberty and Mr. Diller are entitled to customary, transferable registration rights with respect to Common Stock owned by them. Liberty is entitled to four demand registration rights and Mr. Diller is entitled to three demand registration rights. IAC will pay the costs associated with such registrations (other than underwriting discounts, fees and commissions). IAC will not be required to register shares of its Common Stock if a stockholder could sell the shares in the quantities proposed to be sold at such time in one transaction under Rule 144 of the Securities Act or under another comparable exemption from registration.

  Termination

        Generally, the Governance Agreement will terminate:

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  with respect to Liberty, at such time that Liberty beneficially owns equity securities representing less than 5% of the total equity securities of IAC; and

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  with respect to Mr. Diller, at the later of (1) the date Mr. Diller ceases to be the chief executive officer of IAC or becomes disabled and (2) the date Mr. Diller no longer holds a proxy to vote the shares of Liberty.

Relationship Between IAC, Mr. Diller and Liberty

        Mr. Diller is the Chief Executive Officer and Chairman of the Board of IAC. Mr. Diller and Liberty are parties to an Amended and Restated Stockholders Agreement, dated as of August 9, 2005 (the "Stockholders Agreement"). Among other arrangements, under the terms of the Stockholders Agreement, Liberty grants to Mr. Diller an irrevocable proxy with respect to all IAC securities beneficially owned by Liberty until such proxy terminates in accordance with the terms of the Stockholders Agreement. As a result of the arrangements contemplated by the Stockholders Agreement, Mr. Diller controls approximately 53% of the combined voting power of IAC capital stock and can effectively control the outcome of all matters submitted to a vote or for the consent of IAC's stockholders (other than with respect to the election by the holders of IAC's common stock of 25% of the members of IAC's Board of Directors and matters to which Delaware law requires a separate class vote).

Amendment to Employment Agreement with Victor Kaufman

        IAC and Victor Kaufman entered into Amendment Number 1 (the "Amendment") to the Employment Agreement dated as of February 5, 2004 between Victor Kaufman and IAC which became effective upon completion of the Spin-Off. Mr. Kaufman is the Vice Chairman of IAC and is also the Vice Chairman of Expedia. The Amendment provides that so long as Mr. Kaufman is Vice Chairman of Expedia, Mr. Kaufman will devote at least 80% of his business time to IAC and Expedia, with IAC as his first priority, and that Mr. Kaufman's activities with Expedia will not violate his non-competition obligations to IAC. In the event that Mr. Kaufman ceases to be Vice Chairman of Expedia during the term of his Employment Agreement, the provisions of the Amendment will cease to apply and the Employment Agreement will continue in effect in accordance with its terms in effect prior to the Spin-Off.

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

        On August 9, 2005, IAC/InterActiveCorp ("IAC") announced the successful completion of the spin-off of Expedia, Inc. to IAC shareholders. The unaudited pro forma financial statements and related notes thereto, which are attached as Exhibit 99.1, are incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	IAC/InterActiveCorp and subsidiaries unaudited pro forma condensed combined balance sheets as of June 30, 2005, December 31, 2004 and 2003 and unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2004 and related notes thereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IAC/INTERACTIVECORP
By:	/s/ GREGORY R. BLATT NAME: GREGORY R. BLATT TITLE: EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

Date: August 15, 2005

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  ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
  ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
  ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES